EX-99Q1(g): Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-item 77M, above

(g)(1) Plan of Reorganization by Northern Funds, on behalf of its Large Cap Equity Fund and Large Cap Core Fund, and Northern Trust Investments, Inc. is hereby incorporated by reference to Exhibit (h)(13) to Post-Effective Amendment No. 130 filed with the Commission on July 28, 2017 (Accession No. 0001193125-17-240466).